UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 5, 2006 (May 30, 2006)

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (847) 887-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 1.01  Entry into a Material Definitive Agreement

(a) On May 30, 2006, the Company entered into a License Amendment with the National Institutes of Health (“NIH”) providing for an amendment of the Company’s existing License Agreement (L-226-1996/0) with the United States Public Health Service (“PHS”) for IL-13PE38QQR (cintredekin besudotox).  Under the terms of the License Amendment, the royalty rate payable by the Company to the PHS under the License Agreement was reduced from 4% of future product sales to 3.5% of future product sales, if any.

Simultaneous with the execution of the License Amendment, the Company entered into a Patent License Agreement-Nonexclusive (the “License Agreement”) with the PHS providing for the nonexclusive license to the Company of rights to utilize a patented process owned by the U.S. government relating to Convection Enhanced Delivery (“CED”) for use with drugs, including the Company’s IL13-PE38QQR (previously licensed from the PHS) in the treatment of gliomas in the United States, its territories and possessions.  Under the terms of the License Agreement, the Company has paid the PHS a noncreditable, nonrefundable license issue royalty of $5,000 and has agreed to pay a nonrefundable, minimum annual royalty of $2,000, which will be credited against earned annual royalties, which are fixed at one-half of one percent (0.5%) on aggregate future product sales, if any, of up to and including $100,000,000 and one percent (1%) on aggregate future product sales over $100,000,000.  An additional benchmark royalty of $20,000 is payable within thirty (30) days of receiving approval from the U.S.  Food and Drug Administration of approval to use the licensed CED process in administrating a drug for the treatment of gliomas.  The License Agreement does not currently permit sublicensing, however, the Company and the NIH are currently negotiating an amendment to the License Agreement which would grant the Company such subleasing rights, expand the field of use, expand the area of use worldwide, and amend the Company’s performance benchmarks.  The License Agreement will expire, unless terminated by its terms, upon expiration of the licensed patent rights.

Relationship of the Parties.   The Company, on the one hand, and the NIH and PHS, on the other hand, have previously entered into various agreements, including, but not limited to, other license agreements, including a license agreement for the Company’s lead compound, IL13-PE38QQR (cintredekin besudotox) as well as cooperative research and development agreements, information on which can be found in the Company’s Annual Report on Form 10-K under the heading ITEM 1 BUSINESS — “COLLABORATIVE RELATIONSHIPS AND LICENSES,” which descriptions are incorporated herein by reference.

Item 9.01  Financial Statement and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	License Amendment (L-226-1996/1), dated May 30, 2006, between NeoPharm, Inc. and the National Institutes of Health, on behalf of the Public Health Service, amending License Agreement (L-266-1996/0).

10.2

License Agreement (L-226-1996/0) dated September 23, 1997, between NeoPharm, Inc. and the United States Public Health Service, incorporated by reference from Exhibit E to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005 (File No. 001-112493).

10.3	Patent License Agreement-Nonexclusive (L-024-2006/0), dated May 30, 2006, between NeoPharm, Inc. and the National Institutes of Health on behalf of the Public Health Service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)

Date: June 5, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	License Amendment (L-226-1996/1), dated May 30, 2006, between NeoPharm, Inc. and the National Institutes of Health, on behalf of the Public Health Service, amending License Agreement (L-266-1996/0).

10.2

License Agreement (L-226-1996/0) dated September 23, 1997, between NeoPharm, Inc. and the United States Public Health Service, incorporated by reference from Exhibit E to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 4, 2005 (File No. 001-112493).

10.3	Patent License Agreement-Nonexclusive (L-024-2006/0), dated May 30, 2006, between NeoPharm, Inc. and the National Institutes of Health on behalf of the Public Health Service.